UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2019, Mr. Lynn Martin notified FTE Networks, Inc. (the “Company”) of his resignation from the position of Chief Operations Officer, effective January 25, 2019.

On January 19, 2019, the Company’s Board of Directors granted Mr. Michael Palleschi, the Company’s Chief Executive Officer, a temporary leave of absence. In connection with Mr. Palleschi’s leave of absence, the Board of Directors appointed Mr. Anthony Sirotka, the Company’s Chief Administrative Officer, to serve as Interim Chief Executive Officer. Mr. Sirotka brings more than 20 years of experience in the telecommunications and construction industry. Prior to joining the Company, Mr. Sirotka was Principal of LQ Optics, a NYC based telecommunications infrastructure solution firm. Prior to that, Mr. Sirotka served as the Senior Northeast Program Manager with Level 3 Communications where he was responsible for more than $500 million of new construction in the northeast region.

There are no arrangements or understandings between Mr. Sirotka and any other persons in connection with his appointment. There are no family relationships between Mr. Sirotka and any director or executive officer of the Company, and Mr. Sirotka is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Kirstin Gooldy
Kirstin Gooldy
Corporate Secretary

Date: January 24, 2019